Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on
Form S-8 of Octave Intelligence plc of our report dated March 24, 2026 relating to the financial statements, which appears in Amendment No. 3 to the Registration Statement on Form 10 (No. 001-43124) of Octave Intelligence plc.

PricewaterhouseCoopers AB
/s/ PricewaterhouseCoopers AB

Stockholm, Sweden
July 23, 2026